Inbound Information Agent Script

AMANA MUTUAL FUNDS TRUST

 Meeting Date: February 14, 2025

Toll Free Number: 855-742-8271

INBOUND GREETING:

Thank you for calling the Broadridge Proxy Services Center for the Amana Mutual Funds Trust. My name is <Agent Name>. How may I assist you today?

If Unsure of voting:

Would you like me to review the proposal(s) with you? <Once questions have been answered using the proxy materials provided, review the voting options available.>

IF NOT RECEIVED/REQUESTING MATERIAL TO BE RE-MAILED:

Mr./Ms. <shareholder’s last name>, if you would like to review the proxy statement, Amana Mutual Funds Trust made it easy for you to review online at https://www.saturna.com/amana/proxy-2025. Should you have any questions once you have reviewed the material, please contact us at 1-855-742-8271 between the hours of 9:00am and 10:00pm Monday through Friday Eastern Time.

VOTING OPTIONS (Registered and Beneficial):

To vote by Internet

1) Read the Proxy Statement and have the proxy ballot at hand.

2) Go to website www.proxyvote.com

3) Enter your control number, located in the box with the arrow next to it.

3) Follow the instructions provided on the website.

To vote by Telephone

1) Read the Proxy Statement and have the proxy ballot at hand.

2) Call the phone number listed on the top right of your ballot (starts with 1-800)

3) Follow the instructions.

To vote by Mail

1) Read the Proxy Statement.

2) Check the appropriate boxes on the proxy card.

3) Sign and date the proxy card.

4) Return the proxy card in the preaddressed, postage paid envelope provided

Should you have any questions, please contact us at 1-855-742-8271 between the hours of 9:00am and 10:00pm Monday through Friday Eastern Time.

© 2023 Broadridge Financial Solutions, Inc., Broadridge and the Broadridge logo are registered trademarks of Broadridge Financial Solutions, Inc.	broadridge.com CONFIDENTIAL INFORMATION

PRE-RECORDED MESSAGES – CANNOT BE UPDATED

INBOUND - CLOSED RECORDING:

Thank you for calling the Broadridge Proxy Services Center. Our offices are now closed. Please call us back during our normal business hours which are, Monday through Friday, 9AM to 10PM Eastern Time. Thank you

INBOUND - CALL IN QUEUE MESSAGE:

Thank you for calling the Broadridge Proxy Services Center. Our proxy specialists are currently assisting other shareholders. Your call is important to us. Please continue to hold and your call will be answered in the order in which it was received.

END OF CAMPAIGN MESSAGE:

Thank you for calling the Broadridge Proxy Services Center. The Shareholder meeting has been held and as a result, this toll free number is no longer in service for proxy related calls. If you have questions about your Funds accounts, please contact your Investment professional. Thank you.

CC HOURS (EASTERN TIME):

Monday through Friday, 9AM to 10PM

CONFIDENTIAL INFORMATION	| © 2023	2